Exhibit (2)(n)(1)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 5 to the Registration Statement of Voya Prime Rate Trust (File No. 333-203624), on Form N-2 under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP
Ropes & Gray LLP

Boston, MA

June 26, 2017